          As filed with the Securities and Exchange Commission on April 30, 2002
                                                  Registration No. 333- ________

================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------
                           THE BANK OF BERMUDA LIMITED
             (Exact name of registrant as specified in its charter)

              Bermuda                                     Not Applicable
              -------                                     --------------
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                       Identification No.)

                                 6 Front Street
                             Hamilton HM11, Bermuda
                             -----------------------
                    (Address of principal executive offices)

                         1999 Director Share Option Plan
                              Executive Share Plan
                           Executive Share Option Plan
                             Share Option Plan 2000
                       Third Employee Share Purchase Plan
                       ----------------------------------
                           (Full title of the Plan(s))

                              Puglisi & Associates
                          850 Library Avenue, Suite 204
                                  P.O. Box 885
                                Newark, DE 19715
                                ----------------
                     (Name and address of agent for service)

                                 (302) 738-6680
                                 --------------
         (Telephone number, including area code, of agent for service)

                                    Copy to:

                            Allen L. Weingarten, Esq.

                              Joseph A. Herz, Esq.
                             Morrison & Foerster LLP
                           1290 Avenue of the Americas
                               New York, NY 10104
                                 (212) 468-8000
                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

     ==================================== ==================== ====================== ======================= =================
                                                                  Proposed maximum        Proposed maximum
                                               Amount to           offering price        aggregate offering      Amount of
     Title of Securities to be Registered   be registered (1)         per share                 price         registration fee
     ------------------------------------ -------------------- ---------------------- ----------------------- -----------------
     ------------------------------------ -------------------- ---------------------- ----------------------- -----------------
     Common Stock, $1.00 par value per      195,676 shares (2)        $40.8985(2)         $  8,002,854.89(2)      $   736.26(2)
     share

     ------------------------------------ -------------------- ---------------------- ----------------------- -----------------
     Common Stock, $1.00 par value per    2,280,569 shares (3)        $21.6400(3)         $ 49,351,513.16(3)      $ 4,540.34(3)
     share
     ------------------------------------ -------------------- ---------------------- ----------------------- -----------------
     Common Stock, $1.00 par value per    2,999,786 shares            $44.8301(4)         $134,480,706.36(4)      $12,372.22(4)
     share                                       (4)
     ------------------------------------ -------------------- ---------------------- ----------------------- -----------------
     Common Stock, $1.00 par value per      472,316 shares (5)        $41.2545(5)         $ 19,485,160.42(5)      $ 1,792.63(5)
     share

     ------------------------------------ -------------------- ---------------------- ----------------------- -----------------
     Common Stock, $1.00 par value per    2,934,786 shares            $46.5884(6)         $136,726,984.08(6)      $12,578.88(6)
     share                                       (6)

      (1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plans.

      (2) These shares are offered under the Registrant's 1999 Director Share Option Plan. Pursuant to Rule 457(c) and 457(h)(1), the maximum aggregate offering price is calculated as the sum of (a) the product of approximately 77,715 options outstanding and the weighted average exercise price of approximately $31.03 per share and (b) the product of the remaining 117,961 shares under the plan and the average of the high and low prices for the Registrant's common shares as quoted on the Nasdaq National Market on April 23, 2002, or $47.40.

      (3) These shares are offered under the Registrant's Executive Share Option Plan. Pursuant to Rule 457(h)(1), the maximum aggregate offering price is calculated as the product of approximately 2,280,569 options outstanding and the weighted average exercise price of approximately $21.64 per share.

      (4) These shares are offered under the Registrant's Share Option Plan 2000. Pursuant to Rule 457(c) and 457(h)(1), the maximum aggregate offering price is calculated as the sum of (a) the product of approximately 1,908,162 options outstanding and the weighted average exercise price of approximately $43.36 per share and (b) the product of the remaining 1,091,624 shares under the plan and the average of the high and low prices for the Registrant's common shares as quoted on the Nasdaq National Market on April 23, 2002, or $47.40.

      (5) These shares are offered under the Registrant's Executive Share Plan. Pursuant to Rule 457(c) and 457(h)(1), the maximum aggregate offering price is calculated as the sum of (a) the product of approximately 162,795 allocated shares and the weighted average purchase price of approximately $29.57 per share and (b) the product of the remaining 309,521 shares under the plan and the average of the high and low prices for the Registrant's common shares as quoted on the Nasdaq National Market on April 23, 2002, or $47.40.

      (6) These shares are offered under the Registrant's Third Employee Share Purchase Plan. Pursuant to Rule 457(c) and 457(h)(1), the maximum aggregate offering price is calculated as the sum of (a) the product of approximately 162,369 allocated shares and the weighted average purchase price of approximately $32.73 per share and (b) the product of the remaining 2,772,417 shares under the plan and the average of the high and low prices for the Registrant's common shares as quoted on the Nasdaq National Market on April 23, 2002, or $47.40.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents By Reference.

         The Registrant's Registration Statement on Form 20-F (Registration No. 000-49742) filed on April 22, 2002, including the description contained therein of the common shares of the Registrant, par value $1.00 per share, is incorporated by reference in this Registration Statement.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Attorneys of the firm Conyers, Dill & Pearman participating in the representation of the Registrant in this offering are the beneficial holders of an aggregate of 11,664 of the Registrant's common shares. Such firm rendered an opinion with respect to the validity of the common shares covered hereby.

Item 6.           Indemnification of Directors and Officers.

         The Companies Act 1981 of Bermuda, as amended, provides that a Bermuda company may indemnify its directors and officers in their capacity as directors or officers of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the company other than in respect of the director's or officer's own fraud or dishonesty.

         Under the Registrant's Bye-laws, the directors and officers of the Registrant are indemnified and secured harmless out of the assets and profits of the Registrant from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, in their respective offices; provided that the Registrant's directors and officers are not indemnified for any matter in respect of any willful negligence, willful default, fraud or dishonesty which may attach to any of said persons.

         The Registrant maintains a liability insurance policy pursuant to which its directors and officers and the directors and officers of its subsidiaries may be indemnified against liability incurred for serving in their capacities as directors and officers.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.           Exhibits.

         The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9.           Undertakings.

         (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of the expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on this 30 day of April, 2002.

                                              THE BANK OF BERMUDA LIMITED


                                              By         /s/ Henry B. Smith
                                                    ----------------------------
                                                    Henry B. Smith
                                                    Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints and hereby authorizes Henry B. Smith and Edward H. Gomez, to be such person's true and lawful attorney-in-fact, with full power of substitution or resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign on such person's behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this registration statement and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                          Titles                    Date
         ---------                          ------                    ----

    /s/ Henry B. Smith              Chief Executive Officer      April 30, 2002
---------------------------------        and Director
Henry B. Smith


    /s/ Edward H. Gomez              Chief Financial Officer     April 30, 2002
---------------------------------   (Principal Financial and
Edward H. Gomez                       Accounting Officer)


    /s/ Joseph C.H. Johnson             Director, Chairman       April 30, 2002
---------------------------------
Joseph C.H. Johnson, JP


    /s/ Paul A. Leseur               Director, Deputy Chairman   April 30, 2002
---------------------------------
Paul A. Leseur, MBE


    /s/ E. Eugene Bean                       Director            April 30, 2002
---------------------------------
E. Eugene Bean

    /s/ John D. Campbell                     Director            April 30, 2002
---------------------------------
John D. Campbell, QC JP


    /s/ Peter N. Cooper                      Director            April 30, 2002
---------------------------------
Peter N. Cooper

    /s/ Ann F. Cartwright DeCouto            Director            April 30, 2002
---------------------------------
The Hon. Ann F. Cartwright
    DeCouto, JP

    /s/ Geoffrey K. Elliott                  Director            April 30, 2002
---------------------------------
Geoffrey K. Elliott

    /s/ William de V. Frith                  Director            April 30, 2002
---------------------------------
William de V. Frith, JP

         Signature                             Titles                 Date
         ---------                             ------                 ----

    /s/ David P. Gutteridge                   Director           April 30, 2002
---------------------------------
David P. Gutteridge

    /s/ David W. Hamshere                     Director           April 30, 2002
---------------------------------
David W. Hamshere, JP

    /s/ R. Blake Marshall                     Director           April 30, 2002
---------------------------------
R. Blake Marshall

    /s/ Richard S.L. Pearman                  Director           April 30, 2002
---------------------------------
Richard S.L. Pearman

     /s/ Dennis G. Tucker                      Director           April 30, 2002
---------------------------------
Dennis G. Tucker, JP

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of The Bank of Bermuda Limited, has signed this Registration Statement on April 30, 2002.

                                                    PUGLISI & ASSOCIATES


                                                    By: /s/ Donald J. Puglisi
                                                        ---------------------
                                                        Name: Donald J. Puglisi
                                                        Title: Managing Director

                                  EXHIBIT INDEX

    4.1*   The Bank of Bermuda Act.

    4.2*   Bye-laws of the Registrant.

    4.3*   Rights Agreement, dated December 10, 1997.

    5.1    Legal Opinion of Conyers, Dill & Pearman, counsel to the Registrant.

    23.1   Consent of Conyers, Dill & Pearman (contained in Exhibit 5.1 hereto).

    23.2   Consent of KPMG.

    24.1 Power of Attorney (included on the signature pages of this Registration Statement)

* Incorporated by reference herein from the Exhibits to the Registrant's Registration Statement on Form 20-F (File No. 000-49742) as declared effective by the Commission on April 22, 2002.